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                                                                  EXHIBIT 99.(j)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 26 to Registration Statement No. 33-72424 of Financial Investors Trust on Form N-1A of our report dated June 2, 2003, appearing in the Annual Reports to Stockholders of Financial Investors Trust Funds and Aristata Funds for the year ended April 30, 2003.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statements of Additional Information, which are part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP



Denver, Colorado
August 25, 2003